TRADEMARK APPLICATION

                IN THE UNITED STATES PATENT AND TRADEMARK OFFICE
                 APPLICATION FOR REGISTRATION OF A SERVICE MARK
                               PRINCIPAL REGISTER

                 Mark:    WHATSONLINE

                 Class:   International Class 42

                 Basis for Filing:  Sect. I(b)of the Trademark Act of 1946, as
                                    amended

To:      BOX NEW APP-FEE
         The Assistant Commissioner For Trademarks
         2900 Crystal Drive
         Arlington, VA 22202-3513

The Applicant, American Alliance, Inc., a Nevada corporation, having an established place of business at 216-1628 West 1" Ave, Vancouver, British Columbia, Canada V6J 101, and a mailing address of same, has a bonafide intention to use the mark identified above and in the accompanying drawing in Commerce on or in connection with COMPUTER SERVICES, namely, PROVIDING COMPILATION SERVICES OF LIVE AND ON DEMAND AUDIO AND VIDEO GLOBAL COMPUTER NETWORK STREAMING AND GLOBAL COMPUTER NETWORK PUBLISHING MEDIA CONTENT SERVICES, and seeks registration of said mark in the United States Patent and Trademark Office tinder Section 1(b) of the Trademark Act of 1946, as amended, in International Class 42.

         Applicant intends to use, the mark on screen and downloaded printed copies of its global computer network offered services, as well as promotional materials standard for the ilidustry.

The Applicant hereby appoints Kathleen T. Petrich, Registration No. 37,205, having a mailing address of Petrich Law Firm PLLC, P.O. Box 15316, Seattle, WA 98115 USA, and physical address at 3513 NE 45th, Suite 2-West, Seattle, Washington 98105 USA as attorney with full power of substitution andrevocation, to prosecute this application, to make alterations and amendments therein, to receive the registration thereof, and to transact all business in the United States Patent and Trademark Office in connection therewith.

Further, the undersigned, Harmel S. Rayatt, being warned that willful false statements and the like so made are punishable by fine or imprisonment, or both, under section 1001 of Title 18 of the United States Code, and may jeopardize the validity of the apptication or any registrationresultin2r, therefrom, declares that: he is the president of Applicant corporation and is authorized to execute this Declaration on behalf of said coTporation, that said corporation is believed to be the owner of the trademark sought to be registered; that the Applicant has a bonafide intent to use the mark in commerce on or in connection with the goods or services specified in this application; to the best of his knowledge and belief, no other entity has the right to use such mark in commerce, either in identicalform or in such near resemblance thereto as to be likely, when applied to the goods or services of such other entity, to cause confusion, or to cause mistake, or to deceive; and that the facts set forth in this application are true; and all statements made of his own knowledge are true and all statements made on information and belief are believed to be true.

     SIGNED AT___________(city), _________________ (Province),

_______________ (Country) this _____th day of March 1999.

                                   American Alliance, Inc.

                                   /s/ Harmel S. Rayat
                                   _____________________________
                                   Harmel S. Rayatt, President

          Applicant:               American Alliance, Inc.


          Address:                 216-1628 West 1st Ave.
                                   Vancouver, British Columbia
                                   Canada, V6J 1G1


          Date of First Use:       Not Applicable, filed under
                                   S. 1(b) of the Trademark Acot of 1946,
                                   as amended



          First Use, Interstate    Not applicable, filed under
          Commerce Regulatable     S. 1(b) of the Trademark Act of 1946,
          by Congress:             as amended


          Goods or Services:       COMPUTER SERVICES, namely, PROVIDING
                                   COMPILATION SERVICES OF LIVE AN ON
                                   DEMAND AUDIO AND VIDEO GLOBAL
                                   COMPUTER NETWORK STREAMING AND
                                   GLOBAL COMPUTER NETWORK
                                   PUBLISHING MEDIA CONTENT SERVICES





                                  WHATSONLINE